UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2009

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(513) 534-5300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As previously reported, on September 24, 2009, the Board of Directors of Fifth Third Bancorp amended the compensation of its senior executive officers in order to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued in June 2009 by the U.S. Department of the Treasury. The Board also approved salary adjustments for Kevin T. Kabat, Greg D. Carmichael, Robert A. Sullivan and Daniel T. Poston, with approved increases to be paid in the form of cash and phantom stock units. Mr. Poston’s and Mr. Carmichael’s salary adjustments reflected a combination of (a) compensation adjustments related to compliance with the TARP standards for compensation, and (b) additional job responsibilities recently assumed.

On December 15, 2009, the Board further adjusted the salaries of Mr. Poston and Mr. Carmichael in order to align their 2010 compensation with the additional job responsibilities they assumed. These changes will have an effective date of January 4, 2010. Daniel T. Poston’s $699,575 base salary will be increased to $950,000, with $513,147 paid in cash and $436,854 paid in phantom stock units on an annualized basis. Greg D. Carmichael’s $1,498,273 base salary will be increased to $1,622,500, with $817,371 paid in cash and $805,129 in phantom stock units on an annualized basis.

The phantom stock units will be issued under Fifth Third Bancorp’s 2008 Incentive Compensation Plan. The number of stock units will be determined each pay period by dividing the amount of salary to be paid in phantom stock units for that pay period, net of applicable withholdings and deductions, by the reported closing price on the NASDAQ® National Global Select Market (“NASDAQ”) for a share of Fifth Third common stock on the pay date for such pay period (or, if not a NASDAQ trading day, on the immediately preceding such trading day). The phantom stock units will not include any rights to receive dividends or dividend equivalents.

The phantom stock units will be settled in cash upon the earlier to occur of June 15, 2011 or the executive’s death. The amount to be paid on settlement of the phantom stock units will be equal to the reported closing price on the NASDAQ for a share of Fifth Third common stock on the settlement date (or, if not a NASDAQ trading day, on the immediately preceding such trading day).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

December 17, 2009	By:	/S/ KEVIN T. KABAT
Kevin T. Kabat
President and Chief Executive Officer